EXHIBIT C(2)

Project AUTUMN

DRAFT

CORPORATE FINANCE

DRAFT

February 8, 2002

William Blair & Company

Investment Banking ▪ Equity Research ▪ Institutional & Private Brokerage ▪ Asset Management ▪ Private Capital

William Blair & Company, L.L.C. 222 West Adams Street Chicago, Illinois 60606 312.236.1600 www.williamblair.com

CHICAGO HARTFORD LONDON SAN FRANCISCO TOKYO VADUZ ZURICH

Confidential Material Presented to the Special Committee of the Board of Directors of AUTUMN

The following pages contain material that was provided to the Special Committee of the Board of Directors of AUTUMN (the "Company") in the context of a meeting held to consider a proposed business combination between the Company and DELTA. The accompanying material was compiled or prepared on a confidential basis for use by the Special Committee of the Board of Directors and not with a view toward public disclosure. The information utilized in preparing this presentation was obtained from the Company, DELTA and other public sources. Any estimates and projections for the Company or DELTA contained herein have been prepared by senior management or are publicly available, or based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Special Committee of the Board of Directors, which is familiar with the business and affairs of the Company, neither the Company nor William Blair & Company, L.L.C. nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material used by persons other than the Special Committee of the Board of Directors of the Company. Neither the Company nor William Blair & Company, L.L.C. undertakes any obligation to update or otherwise revise the accompanying materials.

Table of Contents

TRANSACTION OVERVIEW

William Blair & Company

OVERVIEW

- William Blair & Company ("Blair") today presents its preliminary valuation analysis in response to the receipt of an offer to purchase all unrelated public shares at $6.75 per share cash consideration in a possible sale to DELTA.
- In formulating its preliminary valuation Blair reviewed the following:
  - Certain historical and projected business, operating and financial data of AUTUMN
  - Historical stock trading performance of AUTUMN
  - Financial and stock market information on selected public companies we considered relevant
  - Financial terms of certain recently completed transactions we considered relevant
  - Information on acquisition premiums for public companies we deemed relevant
  - Other publicly available information related to AUTUMN
  - The Draft Agreement and Plan of Merger

BACKGROUND OF MERGER

AUTUMN Recent Stock Activity



$8.00
$6.00
$4.00
$2.00
$0.00
Stock Price
400
300
200
100
0
Volume (000's)
February 2001
Release of Project Planner Software
March 2001
Release of Crosspoint 4i
April 30, 2001
Reports First Quarter Earnings
July 2, 2001
Pre-announces Second Quarter Shortfall
July 25, 2001
Reports Second Quarter Results
October 25, 2001
Reports Third Quarter Results
Feb-01
Mar-01
Mar-01
Apr-01
May-01
Jun-01
Jul-01
Aug-01
Aug-01
Oct-01
Oct-01
Nov-01
Dec-01
Jan-02

DRAFT

William Blair & Company®

SUMMARY OF DELTA PROPOSAL

Item	Transaction Terms
Potential Acquiror	◆ DELTA
Consideration	◆ $6.75 cash consideration per share of AUTUMN stock, increased from initial offer of $6.60
	◆ Premiums to AUTUMN stock price assuming a February 8, 2002 announcement are: ▪ 1 Day premium of 16.6% ($5.79 AUTUMN stock price) ▪ 1 Week premium of 21.0% ($5.58 AUTUMN stock price) ▪ 1 Month premium of 40.6% ($4.80 AUTUMN stock price)
Transaction	◆ Acquire remaining common stock of AUTUMN through a going private transaction
Conditions to Closing	◆ Stockholder's approval/regulatory approvals/no material adverse change/no breaches of representations and warranties/other customary conditions to closing
Fiduciary Out	◆ Superior proposals
Termination Fee	◆ None

TRANSACTION VALUE SUMMARY

($ in millions, except per share data)

	Initial Offer	Revised Offer
Shares Outstanding		
Common Stock (Fully Diluted)(1)	15.38	15.39
Equity Value		
Offer Price of Equity Per Share for AUTUMN	$ 6.60	$ 6.75
Total Fully Diluted Shares to be Acquired by DELTA	15.38	15.39
Implied Offer Value of Equity	$ 101.5	$ 103.9
Net Debt(2)	$ (30.4)	$ (30.4)

	Initial Offer	Revised Offer
Offer Value of Equity	**$ 101.5**	**$ 103.9**
Less: Net Debt	**(30.4)**	**(30.4)**
Implied Total Enterprise Value	**$ 71.2**	**$ 73.5**

(1) Common stock as of 9/30/01 plus the share equivalents, as determined by the Treasury stock method, of in-the-money options per management.

(2) Net debt as of 12/31/01.

DRAFT

AUTUMN VALUATION MATRIX

($ in millions, except per share data)

Assumed Share Price		$5.79	$ 6.60	$ 6.75	$ 7.00	$ 7.25	$ 7.50	$ 7.75	$ 8.00	$ 8.25	$ 8.50
Premium Relative to Price (As of 2/07/02)	$5.79	0.0%	14.0%	16.6%	20.9%	25.2%	29.5%	33.9%	38.2%	42.5%	46.8%
Diluted Shares Outstanding[1]		15.36	15.38	15.39	15.39	15.40	15.41	15.41	15.42	15.43	15.43
Implied Market Capitalization		$ 89.0	$ 101.5	$ 103.9	$ 107.8	$ 111.6	$ 115.5	$ 119.5	$ 123.4	$ 127.3	$ 131.2
Net Debt Outstanding[2]		(30.4)	(30.4)	(30.4)	(30.4)	(30.4)	(30.4)	(30.4)	(30.4)	(30.4)	(30.4)
Total Enterprise Value		$ 58.6	$ 71.2	$ 73.5	$ 77.4	$ 81.3	$ 85.2	$ 89.1	$ 93.0	$ 96.9	$ 100.8
Enterprise Value Premium		0.0%	21.5%	25.5%	32.1%	38.8%	45.4%	52.1%	58.7%	65.4%	72.1%
	AUTUMN 2001 Results					**Implied Multiples**					
Revenue[2]	$92.8	0.63x	0.77x	0.79x	0.83x	0.88x	0.92x	0.96x	1.00x	1.04x	1.09x
EBITDA[2]	$13.0	4.5x	5.5x	5.7x	6.0x	6.3x	6.6x	6.9x	7.2x	7.5x	7.8x
EBIT[2]	$5.3	11.1x	13.5x	14.0x	14.7x	15.5x	16.2x	16.9x	17.7x	18.4x	19.2x
EPS[2]	$0.16	35.7x	40.7x	41.6x	43.2x	44.7x	46.2x	47.8x	49.3x	50.9x	52.4x

(1) Common stock as of 9/30/01 plus the share equivalents, as determined by the Treasury stock method, of in-the-money options per management

(2) AUTUMN internal fiscal year end December 31, 2001 financials as of February 6, 2002

DRAFT

William Blair & Company®

Key Assumptions Underlying Our Review and Analysis

- [In providing our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion.]
- [We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company.]
- [We have been advised by the management of the Company that the forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company.]
- [We did not include any cost savings, operating synergies or other projected combined benefits that might result from the merger in the analysis of AUTUMN.]
- [We have relied as to all legal matters on advice of counsel to the Company.]
- [In providing our opinion, we have assumed that the Proposed Transaction will be consummated on the terms described in the Draft Agreement and Plan of Merger, without any waiver of any material terms or conditions by the Company.]

Background on Autumn

ANNUAL FINANCIALS

($ in thousands, except per share data)

	Fiscal Years Ended December 31,						
	1996	1997	1998	1999	2000	2001	2002E[1]
Revenues:							
Software	$ 14,114	$ 21,043	$ 28,162	$ 29,836	$ 27,603	$ 23,157	$ 32,627
Services	24,343	33,216	50,867	65,321	67,642	67,047	74,011
Third-party Equipment and Software	3,254	3,387	4,040	3,087	3,013	2,603	2,273
Total Revenues	$ 41,711	$ 57,646	$ 83,069	$ 98,244	$ 98,258	$ 92,806	$ 108,911
Gross Margin	$ 27,774	$ 38,587	$ 52,669	$ 62,172	$ 55,118	$ 52,913	$ 69,845
EBITDA	$ 11,359	$ 18,374	$ 21,264	$ 30,638	$ 18,269	$ 12,993	$ 21,137
EBIT	$ 10,115	$ 16,826	$ 18,477	$ 26,927	$ 12,481	$ 5,257	$ 17,233
Net Income	$ 6,415 [2]	$ 10,827 [2]	$ 11,755	$ 17,212	$ 7,699	$ 2,478	$ 11,104
EPS	$ 0.39	$ 0.61	$ 0.64	$ 0.97	$ 0.47	$ 0.16	$ 0.72
Growth Rate and Margin Analysis:							
Revenue Growth Rate	*21.6%*	*38.2%*	*44.1%*	*18.3%*	*0.0%*	*(5.5%)*	*17.4%*
Gross Margin	*66.6%*	*66.9%*	*63.4%*	*63.3%*	*56.1%*	*57.0%*	*64.1%*
EBITDA Margin	*27.2%*	*31.9%*	*25.6%*	*31.2%*	*18.6%*	*14.0%*	*19.4%*
EBIT Margin	*24.3%*	*29.2%*	*22.2%*	*27.4%*	*12.7%*	*5.7%*	*15.8%*
Net Income Margin	*15.4%*	*18.8%*	*14.2%*	*17.5%*	*7.8%*	*2.7%*	*10.2%*

(1) 2002 estimated financials provided by AUTUMN management.
(2) Pro forma taxes presented for 1996 and 1997 to reflect the state and federal income taxes AUTUMN would have paid if it had not elected S Corporation status.

QUARTERLY FINANCIALS

($ in thousands, except per share data)

	2000				2001				2002 E[1]			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenues	$ 25,293	$ 22,109	$ 25,348	$ 25,508	$ 25,136	$ 23,094	$ 21,765	$ 22,811	$ 24,559	$ 25,133	$ 30,043	$ 29,176
Gross Margin	$ 15,140	$ 11,290	$ 14,259	$ 14,429	$ 13,470	$ 12,683	$ 12,923	$ 13,837	$ 15,261	$ 15,125	$ 20,441	$ 19,018
EBITDA	$ 7,572	$ 2,327	$ 5,458	$ 2,912	$ 3,513	$ 2,843	$ 3,039	$ 3,598	$ 4,074	$ 2,988	$ 7,947	$ 6,128
EBIT	$ 6,558	$ 1,078	$ 2,768	$ 2,077	$ 1,743	$ 539	$ 1,483	$ 1,492	$ 3,088	$ 2,012	$ 6,971	$ 5,162
Net Income	$ 4,183	$ 818	$ 1,819	$ 879	$ 904	$ 219	$ 911	$ 444	$ 2,012	$ 1,397	$ 4,373	$ 3,322
EPS	$ 0.25	$ 0.05	$ 0.11	$ 0.06	$ 0.06	$ 0.01	$ 0.06	$ 0.03	$ 0.13	$ 0.09	$ 0.28	$ 0.21
Growth Rate and Margin Analysis:												
Revenue Growth Rate	*(1.8%)*	*(12.6%)*	*14.7%*	*0.6%*	*(1.5%)*	*(8.1%)*	*(5.8%)*	*4.8%*	*7.7%*	*2.3%*	*19.5%*	*(2.9%)*
Gross Margin	*59.9%*	*51.1%*	*56.3%*	*56.6%*	*53.6%*	*54.9%*	*59.4%*	*60.7%*	*62.1%*	*60.2%*	*68.0%*	*65.2%*
EBITDA Margin	*29.9%*	*10.5%*	*21.5%*	*11.4%*	*14.0%*	*12.3%*	*14.0%*	*15.8%*	*16.6%*	*11.9%*	*26.5%*	*21.0%*
EBIT Margin	*25.9%*	*4.9%*	*10.9%*	*8.1%*	*6.9%*	*2.3%*	*6.8%*	*6.5%*	*12.6%*	*8.0%*	*23.2%*	*17.7%*
Net Income Margin	*16.5%*	*3.7%*	*7.2%*	*3.4%*	*3.6%*	*0.9%*	*4.2%*	*1.9%*	*8.2%*	*5.6%*	*14.6%*	*11.4%*

(1) 2002 projected financials provided by AUTUMN management.

DRAFT

William Blair & Company®

BALANCE SHEET SUMMARY

($ in thousands)	12/31/99	12/31/00	*Preliminary* 12/31/01
Cash and Marketable Securities	$ 29,245	$ 14,156	$ 30,383
Accounts Receivable	13,427	15,159	12,263
Other Current Assets	4,695	5,581	5,710
Total Current Assets	47,367	34,896	48,356
Furniture, Equipment, and Leasehold Improvements, net	6,516	7,358	6,247
Computer Software Development Costs, net	5,129	6,319	6,199
Purchased Goodwill and Intangibles, net	3,298	15,238	11,465
Other Assets	125	350	267
Total Non-Current Assets	15,068	29,265	24,178
Total Assets	$ 62,435	$ 64,161	$ 72,534
Accounts Payable and Accrued Expenses	$ 6,567	$ 8,962	$ 8,065
Other Current Liabilities	8,626	9,968	15,159
Total Current Liabilities	15,193	18,930	23,224
Long Term Deferred Income Tax Liability	-	-	932
Total Stockholders' Equity	47,242	45,231	48,378
Total Liabilities & Stockholders' Equity	$ 62,435	$ 64,161	$ 72,534

DRAFT

Historical Stock Price Performance

AUTUMN Daily Closing Price and Volume - Latest Twelve Months



Revised $6.75 Offer Price
$8.00
$6.00
$4.00
$2.00
$0.00
Stock Price
400
300
200
100
0
Volume (000's)
Feb-01
Mar-01
Mar-01
Apr-01
May-01
Jun-01
Jul-01
Aug-01
Aug-01
Oct-01
Oct-01
Nov-01
Dec-01
Jan-02

DRAFT

William Blair & Company®

HISTORICAL STOCK PRICE PERFORMANCE

AUTUMN Daily Closing Price and Volume - Latest 3 Years


Stock Price
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Revised $6.75 Offer Price
Volume (000's)
1,000
750
500
250
0
Feb-99
Mar-99
May-99
Jul-99
Sep-99
Oct-99
Dec-99
Feb-00
Mar-00
May-00
Jul-00
Aug-00
Oct-00
Dec-00
Feb-01
Mar-01
May-01
Jul-01
Aug-01
Oct-01
Dec-01

DRAFT

INDEXED STOCK PRICE PERFORMANCE

AUTUMN Indexed Stock Performance – Latest Twelve Months


140
120
100
80
60
40
20
Feb-01
Mar-01
May-01
Jun-01
Jul-01
Sep-01
Oct-01
Dec-01
Jan-02
AUTUMN
Peer Group
Small Cap
NASDAQ
S&P 500

Peer Group includes: AZPN, FSTP, HNCS, INFMC, JDEC, JDAS, LTBG, MANU, MROI and PEGA.

Small Cap Group includes: AMSWA, EPIC, FSTP, INFMC, MTMS, MAPX, PEGA, QADI, ROSS, and TMBS.

DRAFT

INDEXED STOCK PRICE PERFORMANCE

AUTUMN Indexed Stock Performance – Latest 3 Years


400
300
200
100
0
Feb-99
Mar-99
May-99
Jun-99
Jul-99
Sep-99
Oct-99
Dec-99
Jan-00
Mar-00
Apr-00
May-00
Jul-00
Aug-00
Oct-00
Nov-00
Dec-00
Feb-01
Mar-01
May-01
Jun-01
Aug-01
Sep-01
Nov-01
Dec-01
Feb-02
AUTUMN
Peer Group
Small Cap
NASDAQ
S&P 500

Peer Group includes: AZPN, FSTP, HNCS, INFMC, JDEC, JDAS, LTBG, MANU, MROI and PEGA.

Small Cap Group includes: AMSWA, EPIC, FSTP, INFMC, MTMS, MAPX, PEGA, QADI, ROSS, and TMBS.

HISTORICAL TRADING ACTIVITY

AUTUMN Trading Activity – Latest Twelve Months

Greater than or Equal to	But Less Than	Shares Traded	Cumulative Shares Traded	% of Total Volume Traded at This Price	% of Total Volume Traded at or Below This Price	% of Total Common Shares Outstanding[1]	% of Total Common Shares Outstanding Traded at or Below This Price	% of Total Public Float[2]	% of Total Public Float Traded at or Below This Price
$3.40	$3.60	54,600	54,600	0.82%	0.82%	0.36%	0.36%	0.85%	0.85%
3.60	3.80	148,800	203,400	2.25%	3.07%	0.97%	1.33%	2.32%	3.17%
3.80	4.00	265,300	468,700	4.01%	7.08%	1.74%	3.07%	4.14%	7.31%
4.00	4.20	610,600	1,079,300	9.22%	16.30%	4.00%	7.07%	9.52%	16.83%
4.20	4.40	1,142,900	2,222,200	17.26%	33.57%	7.49%	14.56%	17.83%	34.66%
4.40	4.60	489,700	2,711,900	7.40%	40.97%	3.21%	17.76%	7.64%	42.30%
4.60	4.80	642,800	3,354,700	9.71%	50.68%	4.21%	21.98%	10.03%	52.32%
4.80	5.00	552,200	3,906,900	8.34%	59.02%	3.62%	25.59%	8.61%	60.94%
5.00	5.20	667,500	4,574,400	10.08%	69.10%	4.37%	29.97%	10.41%	71.35%
5.20	5.40	121,200	4,695,600	1.83%	70.93%	0.79%	30.76%	1.89%	73.24%
5.40	5.60	381,200	5,076,800	5.76%	76.69%	2.50%	33.26%	5.95%	79.18%
5.60	5.80	473,700	5,550,500	7.16%	83.85%	3.10%	36.36%	7.39%	86.57%
5.80	6.00	424,300	5,974,800	6.41%	90.26%	2.78%	39.14%	6.62%	93.19%
6.00	6.20	489,000	6,463,800	7.39%	97.64%	3.20%	42.34%	7.63%	100.82%
6.20	6.40	-	6,463,800	0.00%	97.64%	0.00%	42.34%	0.00%	100.82%
6.40	6.60	-	6,463,800	0.00%	97.64%	0.00%	42.34%	0.00%	100.82%
6.60	6.80	156,000	6,619,800	2.36%	100.00%	1.02%	43.36%	2.43%	103.25%
		6,619,800							
Weighted average price		$ 4.91							

Note: Analysis is based on the average high and low prices for each day, not the closing price.

(1) Based on 15,265 thousand shares outstanding as of 9/30/01.

(2) Public Float defined as shares outstanding less insider holdings of 8,853 thousand shares which includes 749,800 shares held by Brown Brothers Harriman & Co.

DRAFT

HISTORICAL TRADING ACTIVITY

AUTUMN Trading Activity – Latest Twelve Months



20.0%
16.0%
12.0%
8.0%
4.0%
0.0%
0.82%
2.25%
4.01%
9.22%
17.26%
7.40%
9.71%
8.34%
10.08%
1.83%
5.76%
7.16%
6.41%
7.39%
0.00%
0.00%
2.36%
Up to $3.60
$3.60→$3.80
$3.80→$4.00
$4.00→$4.20
$4.20→$4.40
$4.40→$4.60
$4.60→$4.80
$4.80→$5.00
$5.00→$5.20
$5.20→$5.40
$5.40→$5.60
$5.60→$5.80
$5.80→$6.00
$6.00→$6.20
$6.20→$6.40
$6.40→$6.60
$6.60→$6.80

Ownership Profile

	Shares Held	Percent Held
Insiders[1]		
Participating Insiders		
Kenneth E. Delaski	4,633,200	30.4%
Donald Delaski	3,464,300	22.7%
Brown Brothers Harriman & Co.	749,800	4.9%
	8,847,300	58.0%
Other Insiders	6,669	0.0%
Total Insiders	8,853,969	58.0%
Institutional Investors[2]		
William Blair & Co.	670,156	4.4%
DFA Investment Dimensions Group, Inc.	385,000	2.5%
Brandywine Asset Management, Inc.	325,100	2.1%
Fidelity Management & Research Co.	309,767	2.0%
New Providence Capital Management LLC	154,900	1.0%
Kennedy Capital Management, Inc.	143,700	0.9%
Barclays Global Investors, N.A.	96,372	0.6%
Vanguard Group	92,900	0.6%
EEF LLC	69,600	0.5%
Morgan Stanley Dean Witter & Co.	50,700	0.3%
Compass Asset Management	35,000	0.2%
Oppenheimerfunds, Inc.	31,300	0.2%
The Northern Trust Co.	26,313	0.2%
Mellon Bank Asset Management	22,945	0.2%
McCarthy Group Asset Management, Inc.	21,614	0.1%
Thomson, Horstmann & Bryant, Inc.	21,500	0.1%
The First National Bank Of Omaha	12,821	0.1%
Other Institutional Investors	760,129	5.0%
Total Institutional Investors	3,229,817	21.2%
Retail Investors[3]	3,181,713	20.8%
Total Shares Outstanding[4]	15,265,499	100.0%

(1) From FactSet Lionshares as of 9/30/01. Excludes options to purchase common stock

(2) From FactSet Lionshares as of 9/30/01 or latest reported date

(3) Retail investors defined as total shares outstanding minus insiders and institutional investors

(4) From 10-Q dated 9/30/01

DRAFT

AUTUMN Preliminary Valuation Analysis

William Blair & Company

COMPARABLE PUBLIC COMPANY ANALYSIS

Comparable Company Multiples Comparison

	Stock Price								LTM			Total Value[(1)]				Long Term	Mkt Price /
	Closing Price	52 Week		Change Since		Market	Net Debt	Total	Revenue	EBITDA	EBIT	LTM	LTM	LTM	LTM	EPS Growth	Book Value
	03/07/01	Low	High	52 Wk High	01/01/01	Value ($MM)	(Cash) ($MM)	Value ($MM)[(1)]	($MM)	($MM)	($MM)	Revenue	EBITDA	EBIT	P/E	Rate	Per Share
Enterprise Software - ADTRAN Peer Group (from Autumn)																	
ASPEN TECHNOLOGY INC	$17.50	$7.79	$40.75	-57.1%	4.2%	$551.0	$27.4	$579.1	$301.6	($4.6)	($11.9)	1.91x	NMF	NMF	NMF	27.5%	1.9x
HNC SOFTWARE INC	15.38	14.00	75.78	-66.8%	-25.8%	519.9	(161.7)	176.2	226.7	145.1	19.6	1.66	16	19.2	NMF	25.7%	14
JD EDWARDS & CO	14.17	6.00	17.11	-17.2%	-17.9%	1,687.9	(214.2)	1,451.7	874.0	41.7	(26.1)	1.66	14.9	NMF	NMF	24.0%	5.6
JDA SOFTWARE GROUP INC	15.45	9.19	29.74	-14.4%	17.9%	678.0	(64.0)	614.0	206.9	26.9	15.4	2.97	22.8	19.8	28.0	24.5%	2.0
LIGHTBRIDGE INC	10.17	7.86	19.47	-46.6%	-14.7%	290.7	(118.6)	172.1	176.6	28.0	21.6	0.97	6.1	7.1	16.5	16.0%	1.8
MANUGISTICS GROUP INC	15.11	4.94	51.94	-71.0%	-28.1%	1,012.0	26.5	1,058.6	118.8	2.1	(101.2)	7.12	NMF	NMF	NMF	27.5%	2.7
MRO SOFTWARE INC	15.60	6.75	29.85	-14.2%	9.5%	576.0	(54.2)	521.8	190.5	2.6	(14.1)	2.74	NMF	NMF	NMF	21.8%	4.7
Enterprise Software - Small Cap.:																	
AMERICAN SOFTWARE -CL A	$2.70	$1.06	$7.01	-10.7%	164%	$61.5	($30.7)	$14.8	$86.8	$6.5	($21.9)	0.40x	5.1x	NMF	NMF	21.0%	1.2x
EPICOR SOFTWARE CORP	2.57	0.66	2.80	-8.2%	72.5%	111.5	(20.8)	100.7	171.0	NA	(11.1)	0.59	NMF	NMF	NMF	20.0%	NMF
FRONTSTEP INC	2.70	1.89	5.94	-54.5%	-48.6%	20.4	11.8	45.2	115.2	1.5	(7.5)	0.19	17.1	NMF	NMF	25.0%	1.6
INFINIUM SOFTWARE INC	2.61	0.45	7.00	-17.0%	105%	15.1	(17.0)	22.1	68.4	(2.0)	(11.2)	0.21	NMF	NMF	NMF	NA	NMF
MADGE/MANAGE SYSTEMS INC	6.94	2.78	7.10	-2.7%	90.1%	11.5	(15.1)	18.5	17.7	0.4	(1.4)	0.55	NMF	NMF	NMF	20.0%	2.7
MAPICS INC	7.11	2.85	7.80	-8.8%	154%	145.1	(5.5)	179.6	171.0	21.5	(21.0)	1.05	6.2	NMF	NMF	20.0%	NMF
PEGASYSTEMS INC	5.21	1.94	6.25	-16.6%	198%	170.1	(26.1)	144.2	87.6	4.9	(2.0)	1.66	29.1	NMF	NMF	10.0%	1.7
QAD INC	1.07	1.62	1.99	-21.1%	55%	104.9	(29.5)	76.0	209.7	18.1	0.1	0.16	4.2	NMF	NMF	NA	2.5
ROSS SYSTEMS INC	7.80	1.88	9.47	-17.1%	176%	20.1	1.9	24.1	45.1	6.7	2.8	0.51	1.6	8.6	NMF	NA	0.9
TIMBERLINE SOFTWARE CORP	6.11	2.88	7.20	-14.9%	22%	71.6	(9.8)	61.8	57.1	5.5	2.0	1.08	11.2	10.4	18.1	25.0%	2.9
Minimum				-54.5%	-48.6%	$20.1	($30.7)	$18.5	$17.7	($2.0)	($11.1)	0.11x	1.6x	8.6x	18.1x	20.0%	0.9x
Mean				-16.9%	24.1%	77.6	(11.7)	66.7	100.8	7.1	(7.1)	0.69	10.4	19.5	18.1	21.1%	1.9
Median				-17.9%	18.1%	66.5	(14.0)	51.5	87.2	5.5	(1.0)	0.54	6.2	19.5	18.1	21.0%	1.7
Maximum				-2.7%	90.1%	170.1	11.8	144.2	209.7	21.5	2.8	1.66	29.1	10.4	18.1	10.0%	2.9
Overall																	
Minimum				-71.0%	-48.6%	$20.1	($214.2)	$18.5	$17.7	($4.6)	($101.2)	0.11x	1.6x	7.1x	16.5x	16.0%	0.9x
Mean				-26.7%	11.0%	160.8	(42.2)	120.1	194.4	19.7	(11.1)	1.70	12.7	21.1	20.9	21.7%	2.5
Median				-16.6%	9.5%	145.1	(20.8)	179.6	171.0	6.0	(1.9)	1.05	6.2	19.2	18.0	24.7%	1.6
Maximum				-2.7%	90.1%	1,687.9	27.4	1,451.7	874.0	145.1	21.6	7.12	14.9	19.8	18.1	10.0%	5.6
AUTUMN	$5.79	$2.50	$7.12	-18.7%	11.0%	$89.1	($30.4)	$58.7	$90.8	$11.0	$5.1	0.62x	4.5x	11.2x	15.7x	15.0%	1.8x
AUTUMN (Buyout)	$6.75					$101.9	($30.4)	$71.5	$90.8	$11.0	$5.1	0.79x	5.7x	14.0x	41.6x	15.0%	2.1x

(1) Total Value = Market Capitalization + Preferred Equity + Total Debt + Minority Interest - Cash and Equivalents. Assumes Cash and Equivalents for these companies represent excess cash.
LTM = Latest Twelve Months, CAGR = Compound Annual Growth Rate, NA = Not Available, NMF = Not Meaningful
*Market statistics excluded from Minimum, Mean, Median and Maximum

DRAFT

William Blair & Company

Comparable Public Company Analysis

Comparable Public Company Valuation Summary

	AUTUMN at $6.75	Comparable Companies Low		Median		High
Total Value / Revenue	0.79x	0.33x	--	0.54x	--	1.65x
Total Value /EBITDA	5.7x	3.6x	--	6.2x	--	29.3x
Equity Value / Book Value	2.1x	0.9x	--	1.7x	--	2.9x

DRAFT

COMPARABLE TRANSACTION ANALYSIS

Acquisition Multiples Comparison

Date Announced	Date Effective	Target	Acquiror	Total Enterprise Value ($MM)	Equity Value ($MM)	Transaction Value to LTM Sales	Transaction Value to LTM EBITDA	Transaction Value to LTM EBIT	Equity Value to LTM Net Income	Equity Value to Common Equity
12/06/01	NA	Landmark Systems Corp.	Allen Systems Group, Inc.	$36.6	$59.9	0.63x	26.6x	NMF	NMF	1.7x
07/09/01	10/23/01	eshare communications, Inc.	divine, inc.	$21.0	$34.9	0.26x	NMF	NMF	NMF	0.8x
08/16/01	10/23/01	Open Market, Inc.	divine, inc.	$20.1	$22.6	0.32x	NMF	NMF	NMF	3.0x
10/30/01	01/14/02	CrossWorlds Software, Inc.	IBM	$109.2	$129.4	1.35x	NMF	NMF	NMF	7.3x
02/20/01	06/19/01	New Era of Networks, Inc.	Sybase, Inc.	$183.3	$228.1	0.97x	NMF	NMF	NMF	0.8x
01/16/01	03/20/01	Allaire Corporation	Macromedia, Inc.	$85.4	$194.1	0.72x	NMF	NMF	NMF	2.0x
02/26/01	05/04/01	Fourth Shift Corporation	Aremis Sost	$40.0	$40.1	0.65x	NMF	NMF	NMF	6.7x
11/02/00	02/01/01	SAGA Systems	Software AG	$292.6	$348.1	1.49x	13.0x	23.7x	35.5x	2.6x
07/12/01	12/21/01	Eagle Point Software	Management Group	$16.1	$30.1	0.97x	10.7x	NMF	65.6x	1.4x
10/25/00	12/08/00	Continuus Software	Telelogic AB	$41.2	$40.9	1.02x	NMF	NMF	NMF	2.8x

	Sales	Common Equity
Mean	0.84x	2.9x
Median	0.84x	2.3x
Maximum	1.49x	7.3x
Minimum	0.26x	0.8x

DRAFT

Comparable Transaction Analysis

Acquisition Comparables Valuation Summary

	AUTUMN at $6.75	Comparable Transactions Low		Median		High
Total Value / Revenue	0.79x	0.26x	--	0.84x	--	1.49x
Equity Value / Book Value	2.1x	0.8x	--	2.3x	--	7.3x

DRAFT

MERGER PREMIUM ANALYSIS

- Analyzed public transactions since 1/1/01 with Equity Value between $50 and $200 million

Equity Value Merger Premiums from January 2001 to Present

		Data Quartile		
	AUTUMN[1]	**25th**	**50th**	**75th**
One Day Before Announcement	16.6% [2]	12.9%	32.1%	51.9%
One Week Before Announcement	21.0% [3]	16.7%	38.1%	51.9%
One Month Before Announcement	40.6% [4]	20.8%	48.1%	72.8%

Enterprise Value Merger Premiums from January 2001 to Present

		Data Quartile		
	AUTUMN[1]	**25th**	**50th**	**75th**
One Day Before Announcement	25.5%	9.8%	28.0%	58.3%
One Week Before Announcement	32.9%	12.1%	35.6%	62.8%
One Month Before Announcement	70.1%	11.6%	37.5%	72.3%

(1) AUTUMN premiums calculated off of a $6.75 offer price
(2) AUTUMN share price on February 7, 2002 was $5.79
(3) AUTUMN share price on February 1, 2002 was $5.58
(4) AUTUMN share price on January 11, 2002 was $4.80

DRAFT

William Blair & Company®

Merger Premium Analysis

- Analyzed public technology transactions since 1/1/01 with Equity Value between $50 and $200 million

Equity Value Merger Premiums on Technology Deals from January 2001 to Present

		Data Quartile		
	AUTUMN(1)	25th	50th	75th
One Day Before Announcement	16.6% (2)	28.0%	46.2%	58.5%
One Week Before Announcement	21.0% (3)	29.9%	61.0%	82.3%
One Month Before Announcement	40.6% (4)	24.6%	67.5%	102.1%

Enterprise Value Merger Premiums on Technology from January 2001 to Present

		Data Quartile		
	AUTUMN(1)	25th	50th	75th
One Day Before Announcement	25.5%	12.8%	43.0%	61.1%
One Week Before Announcement	32.9%	15.3%	53.2%	106.6%
One Month Before Announcement	70.1%	0.7%	47.3%	91.5%

(1) AUTUMN premiums calculated off of a $6.75 offer price
(2) AUTUMN share price on February 7, 2002 was $5.79
(3) AUTUMN share price on February 1, 2002 was $5.58
(4) AUTUMN share price on January 11, 2002 was $4.80

DRAFT

GOING PRIVATE TRANSACTIONS*

Announced Date	Completion Date	Target	Acquirer	Enterprise Value ($MM)	Equity Value ($MM)	Initial Offer Price	Final Offer Price	Final / Initial	Initial % Premium to Announcement: 1 Day	1 Week	1 Month	Final % Premium to Announcement: 1 Day	1 Week	1 Month	Equity Value / Book Value	% Acquired
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible] Group	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	Pending	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	Pending	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	Pending	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible] Group	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	Pending	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
						Minimum		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
						Mean		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
						Median		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
						Maximum		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

* Includes deals since 1/1/00 with an equity value greater than $10 million.

DRAFT

William Blair & Company®

GOING PRIVATE TRANSACTIONS

Initial Offer Equity Value Merger Premiums

	AUTUMN[1]	Low	Median	High
One Day Before Announcement	16.6% [2]	0.8%	19.7%	79.8%
One Week Before Announcement	21.0% [3]	1.6%	20.9%	81.8%
One Month Before Announcement	40.6% [4]	3.7%	18.8%	86.9%

Final Offer Equity Value Merger Premiums

	AUTUMN[1]	Low	Median	High
One Day Before Announcement	16.6% [2]	8.7%	33.3%	103.1%
One Week Before Announcement	21.0% [3]	10.0%	33.6%	94.7%
One Month Before Announcement	40.6% [4]	17.2%	32.0%	86.9%

(1) AUTUMN premiums calculated off of a $6.75 offer price.
(2) AUTUMN share price on February 7, 2002 was $5.79.
(3) AUTUMN share price on February 1, 2002 was $5.58.
(4) AUTUMN share price on January 11, 2002 was $4.80.

DRAFT